CUMBERLAND RESOURCES LTD.

(the “Corporation”)

2006 Request for Annual and Interim Financial Statements

National Instrument 51-102 requires the Corporation to send annually to the registered holders and beneficial owners of its securities (“Securityholders”) a form to allow Securityholders to request a copy of the Corporation’s annual financial statements and related MD&A, interim financial statements and related MD&A, or both.  If you wish to receive such mailings, please complete and return this form to:

Cumberland Resources Ltd.
Box 72, One Bentall Centre,
Suite 950, 505 Burrard Street
Vancouver, BC  V7X 1M4

The undersigned Securityholder hereby elects to receive:

             Interim Financial Statements for the first quarter ended March 31, 2006, second quarter ended June 30, 2006 and third quarter ended September 30, 2006 and the related MD&A;

             Annual Financial Statements for the fiscal year ended December 31, 2006 and related MD&A; or

             BOTH – Interim financial statements and MD&A and the annual financial statements and related MD&A for the 2006 financial year.

Please note that a request form will be mailed each year and Securityholders must return such form each year to receive the documents indicated above.

Name:

Address:

Postal Code:

I confirm that I am a registered / beneficial (circle one) shareholder of the Corporation.

Signature of Securityholder:	Date:
CUSIP: 23077R100
SCRIP CORPORATION CODE: CBDQ